EXHIBIT 4.6

ACAR LEASING LTD.,

as Borrower

GM FINANCIAL

as Lender and Servicer

and

[ADMINISTRATIVE AGENT AND COLLATERAL AGENT]

as Administrative Agent and Collateral Agent

20__-_ EXCHANGE NOTE SUPPLEMENT

Dated as of _______, 20__

i

SECTION 7.6.	Counterparts and Consent to Do Business Electronically	8
SECTION 7.7.	Headings	9
SECTION 7.8.	No Petition	9
SECTION 7.9.	Limitation of Liability	9

Schedule A	Collateral Lease Agreements and Collateral Leased Vehicles in 20__-_ Designated Pool	SA-1

Exhibit A	Form of 20__-_ Exchange Note	EA-1

Appendix 1	Definitions	A1-1

ii

20__-_ EXCHANGE NOTE SUPPLEMENT, dated as of _______, 20__ (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Supplement” or this “Agreement”), among ACAR LEASING LTD., a Delaware statutory trust, as Borrower (the “Borrower”), AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM Financial, a Delaware corporation (“GM Financial”), as lender (in such capacity, the “Lender”) and as servicer (in such capacity, the “Servicer”), and [ADMINISTRATIVE AGENT], as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).

WHEREAS, Section 4.1 of the Third Amended and Restated Credit and Security Agreement, dated as of October 3, 2022 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”), among the Borrower, the Lender, the Servicer, the Administrative Agent and the Collateral Agent provides that the parties thereto may at any time and from time to time enter into a supplement to the Credit and Security Agreement for the purpose of authorizing the issuance, execution and authentication of one or more Exchange Notes; and

WHEREAS, the Lender enters into this Supplement with the other parties hereto as required by Section 4.2(e)(i) of the Credit and Security Agreement to provide for the issuance, authentication and delivery of the 20__-_ Exchange Note.

NOW, THEREFORE, the parties to this Supplement wish to create the 20__-_ Exchange Note and specify the principal terms thereof in accordance with the following terms and conditions.

ARTICLE I

USAGE AND DEFINITIONS

SECTION 1.1.  Usage and Definitions; Conflicts. Capitalized terms used in this Supplement that are not otherwise defined herein or in the Definitions Appendix hereto shall have the meanings assigned to them in Appendix A to the Credit and Security Agreement. The “Other Definitional Provisions” set forth in Section 1.2 of the Credit and Security Agreement are incorporated by reference into this Supplement. In the event of a conflict between the terms of the 20__-_ Exchange Note, the terms of the Credit and Security Agreement and the terms of this Supplement, this Supplement will prevail.

ARTICLE II

THE 20__-_ EXCHANGE NOTE

SECTION 2.1.  Creation and Designation.

(a)  An Exchange Note that is to be designated and known as the “20__-_ Exchange Note” is hereby created.

(b)  The terms of the 20__-_ Exchange Note are as follows:

(i)    the “Exchange Note Issuance Date” will be _______, 20__;

(ii)   the “Exchange Note Initial Principal Balance” will be [(A) as of the 20__-_ Closing Date] $_______ [and (B) at any time thereafter, the amount specified as the “Exchange Note Initial Principal Balance (Revised)” in the most recently delivered Exchange Note Increase Notice, which amount will be calculated for each such Exchange Note Increase Notice as equal to the product of (x) the Designated Pool Balance immediately after the allocation of additional Collateral Leases and Collateral Leased Vehicles to the 20__-_ Designated Pool on the “Addition Date” specified in such Exchange Note Increase Notice times (y) _____%];

(iii)   the [initial] “Cutoff Date” will be the close of business on _______, 20__ [and the “Cutoff Date” with respect to any allocation of additional Collateral Leases and Collateral Leased Vehicles to the 20__-_ Designated Pool during the [Revolving Period]/[Pre-funding Period] will be the “Cutoff Date” specified in the Exchange Note Increase Notice delivered in connection with such allocation];

(iv)   the “Exchange Note Interest Rate” will be equal to __%;

(v)    the “Exchange Note Final Scheduled Payment Date” will be the Payment Date occurring on __________, 20__;

(vi)   the 20__-_ Exchange Note will be issued as a single class; and

(vii)   the 20__-_ Exchange Note will not be rated.

SECTION 2.2.  Form of Execution, Authentication and Delivery of the 20__-_ Exchange Note; Delivery and Payment for the 20__-_ Exchange Note.

(a)  The 20__-_ Exchange Note, together with the Administrative Agent’s certificate of authentication on the 20__-_ Exchange Note, will be delivered in the form of a certificated note substantially in the form set forth as Exhibit A and will satisfy the requirements of Sections 4.1 and 4.2 of the Credit and Security Agreement. The 20__-_ Exchange Note may be transferred only in whole and not in part.

(b)  Following satisfaction of the conditions set forth in Section 4.2(e) of the Credit and Security Agreement, the Administrative Agent will (i) acknowledge this Supplement, and (ii) authenticate and deliver the 20__-_ Exchange Note in accordance with Section 4.2(f) of the Credit and Security Agreement.

(c)  The Borrower represents and warrants that upon satisfaction of the conditions set forth in Sections 2.2(a) and (b), the 20__-_ Exchange Note will have been duly authorized, executed and delivered under this Supplement.

(d)  The 20__-_ Exchange Note will state that (i) if an Insolvency Event occurs with respect to the Borrower, any claim that the 20__-_ Exchange Noteholder may seek to enforce at any time against the Borrower will be limited in recourse to the 20__-_ Designated Pool, (ii) if, notwithstanding clause (i), the 20__-_ Exchange Noteholder is deemed to have any claim against the assets of the Borrower other than the assets included in the 20__-_ Designated Pool, such claim will be subordinate to the payment in full, including post-petition interest, of the claims of the Lender and to the holders of (A) all other Exchange Notes, and (B) in the case of assets allocated to a Specified Interest other than the Series CSA Interest, all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the Borrower and all related hedging arrangements, and (iii) such recitation constitutes an enforceable subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

SECTION 2.3.  Transfer Restrictions with Respect to the 20__-_ Exchange Note. By acceptance of the 20__-_ Exchange Note, the 20__-_ Exchange Noteholder agrees to comply with the transfer restrictions set forth in Section 4.4 of the Credit and Security Agreement.

SECTION 2.4.  Interest Payments on the 20__-_ Exchange Note. For each Payment Date, the amount of interest due on the 20__-_ Exchange Note (the “Exchange Note Interest Payment Amount”) will be an amount equal to the sum of (a) the sum of the amounts calculated for each day during the related Interest Accrual Period equal to the product of (i) the Exchange Note Balance as of such day, times (ii) the Exchange Note Interest Rate on such day, times (iii) 30/360 (or, in the case of the first Payment Date, a fraction equal to the number of days from and including the 20__-_ Closing Date through and excluding ______, 20__, over 360), plus (b) the portion of the Exchange Note Interest Payment Amount, if any, that was not paid on any prior Payment Date plus interest on such unpaid amount, to the extent permissible by law, at the Exchange Note Interest Rate.

SECTION 2.5.  Payments of Principal on the 20__-_ Exchange Note. For each Payment Date, the amount of principal payable on the 20__-_ Exchange Note (the “Exchange Note Principal Payment Amount”) will be an amount equal to the sum of [(a) the difference between (i) the Designated Pool Balance as of the close of business on the last day of the immediately preceding Collection Period, minus (ii) the Designated Pool Balance as of the close of business on the last day of the related Collection Period]/[(a) the difference between (i) the Designated Pool Balance as of the close of business on the last day of the immediately preceding Collection Period or, if any Addition Date occurred in the related Collection Period, as of the most recently occurring Cutoff Date minus (ii) the Designated Pool Balance as of the close of business on the last day of the related Collection Period], plus (b) the portion of the Exchange Note Principal Payment Amount, if any, that was not paid on any prior Payment Date; provided, that, for each Payment Date occurring on or after the Exchange Note Final Scheduled Payment Date, the Exchange Note Principal Payment Amount will equal the entire outstanding 20__-_ Exchange Note Balance as of such Payment Date; provided, further, that, for each Payment Date occurring on or after the acceleration of the 20__-_ Exchange Note following an Exchange Note Default, the Exchange Note Principal Payment Amount will equal the entire unpaid Exchange Note Balance as of such Payment Date.

SECTION 2.6.  [Increases and] Decreases in the Exchange Note Balance; Cancellation of the 20__-_ Exchange Note.

(a)  [Subject to the satisfaction of the conditions precedent to each Addition set forth in Section ___ of the 20__-__ Servicing Supplement, the Lender shall, from time to time, in consideration of the amounts paid by the Issuer from the [Revolving Account]/[Pre-Funding

Account] pursuant to Section ___ of the 20__-_ Servicing Supplement on any Addition Date, increase the Exchange Note Balance. To increase the Exchange Note Balance, the Lender will, no later than 11:00 a.m. New York City time on the Business Day preceding the related Exchange Note Increase Date, (i) provide the Indenture Trustee with an Increase Notice setting forth the new Exchange Note Balance and (ii) deliver a Schedule of 20__-_ Lease Agreements and 20__-_ Leased Vehicles to the Issuer, the Indenture Trustee, the Collateral Agent and the Indenture Trustee. By acceptance of an updated Schedule of 20__-_ Lease Agreements and 20__-_ Leased Vehicles delivered by the Lender pursuant to this Section 2.6(a), the Collateral Agent will be deemed to have acknowledged that the 20__-_ Lease Agreements and 20__-_ Leased Vehicles listed thereon are allocated to the 20__-_ Designated Pool as of the related Cutoff Date.]

(b)  At any time the Note Principal Balance of the Notes is reduced to zero, the Exchange Note Balance will be reduced to zero at such time.

(c)  GM Financial may not effect the cancellation of the 20__-_ Exchange Note pursuant to Section 4.7 of the Credit and Security Agreement unless the 20__-_ Exchange Note has been released from the lien of the Indenture pursuant to Section 8.4 thereof or unless it has purchased such 20__-_ Exchange Note in accordance with an Optional Purchase.

ARTICLE III

THE 20__-_ DESIGNATED POOL

SECTION 3.1.  The 20__-_ Designated Pool.

(a)  The Collateral Lease Agreements and the Collateral Leased Vehicles listed on Schedule A hereto [or the most recent Schedule of 20__-_ Lease Agreements and 20__-_ Leased Vehicles delivered in accordance with Section 2.6(a) hereof] (the “Schedule of 20__-_ Lease Agreements and 20__-_ Leased Vehicles”), will constitute the 20__-_ Designated Pool as of the [initial] Cutoff Date. The 20__-_ Exchange Note will be payable solely from Collections on the Collateral Assets included in the 20__-_ Designated Pool in accordance with the priorities in Section 5.1. For purposes of determining the Collections that are applicable to the 20__-_ Designated Pool, the Collateral Assets included in the 20__-_ Designated Pool will be deemed to have been included in the 20__-_ Designated Pool from and after the [applicable] Cutoff Date.

(b)  [The Lender may, from time to time, cause Collateral Assets to be allocated to the 20__-_ Designated Pool upon satisfaction of the conditions set forth in Section 2.6(a).] Any Collateral Assets reallocated from the 20__-_ Designated Pool, including following a sale of the related Leased Vehicle or upon an Optional Purchase of the Notes, will be deemed to have been reallocated to the Lending Facility Pool as of the date of such sale.

(c)  At any time that Collateral Assets are included in the 20__-_ Designated Pool they will not be included in the Lending Facility Pool or in any other Designated Pool. Collateral Assets that are included in the Lending Facility Pool or any other Designated Pool as of the [most recent] Cutoff Date will not be included in the 20__-_ Designated Pool [unless such Collateral Assets are allocated to the 20__-_ Designated Pool on a subsequent Addition Date].

(d)  At any time the Exchange Note Balance is reduced to zero, the Collateral Assets included in the 20__-_ Designated Pool at such time will be reallocated to the Lending Facility Pool.

(e)  Upon repayment in full of the 20__-_ Exchange Note, the 20__-_ Designated Pool will be deemed to be terminated and all Collateral Assets included in the 20__-_ Designated Pool at the time of such termination will be reallocated to the Lending Facility Pool.

ARTICLE IV

EXCHANGE NOTE DEFAULTS AND REMEDIES

SECTION 4.1.  20__-_ Exchange Note Defaults. Any of the following events or occurrences shall constitute the “Exchange Note Defaults” with respect to the 20__-_ Exchange Note: (a) the events set forth in Section 6.3(a) of the Credit and Security Agreement, or (b) the acceleration of the Notes under the Indenture following the occurrence of an Event of Default set forth in Section 5.1 thereof; provided, that, with respect to Section 6.3(a)(ii) of the Credit and Security Agreement, the reference to a “Facility Servicer Event of Default” shall be read to mean the occurrence of either a “Lending Facility Servicer Default” (as defined in Section 4.1 of the Basic Servicing Agreement) or an “Exchange Note Servicer Default”; provided, further, that, if any event described in Section 6.3(a)(iii) through (vi) of the Credit and Security Agreement shall have been caused solely by a Force Majeure Event, then the applicable cure period referred to in such clause shall be extended for an additional [ten (10)] calendar days; provided, further, that, if there is no cure period listed in any such clause, then such cure period shall be [ten (10)] calendar days.

SECTION 4.2.  Exchange Note Remedies.

(a)  If an Exchange Note Default has occurred, the 20__-_ Exchange Noteholder may take the actions set forth in Section 6.4(a) of the Credit and Security Agreement.

(b)  Any Secured Party may submit a bid with respect to any such liquidation or sale of the Collateral included in the 20__-_ Designated Pool pursuant to Section 6.4(a)(ii)(z) of the Credit and Security Agreement.

ARTICLE V

APPLICATION OF COLLECTIONS ON THE 20__-_ DESIGNATED POOL

SECTION 5.1.  Application of Collections on the 20__-_ Designated Pool when No Exchange Note Default Has Occurred. On each Payment Date (unless an Exchange Note Default has occurred prior to such Payment Date and the Exchange Note Balance has been accelerated), the Indenture Trustee will, with respect to the 20__-_ Designated Pool (based on the information contained in the Servicer Report delivered with respect to such Payment Date), withdraw from the 20__-_ Exchange Note Collections Account an amount equal to the 20__-_ Designated Pool Collections for such Payment Date and apply such amounts in accordance with the following order of priority:

(a)  to the Servicer, the Designated Pool Servicing Fee for the related Collection Period, to the extent that such amounts have not been paid from 20__-_ Designated Pool Collections that have been retained by the Servicer in a manner permitted by any other Program Document;

(b)  to the 20__-_ Exchange Noteholder, the Exchange Note Interest Payment Amount;

(c)  to the 20__-_ Exchange Noteholder, the Exchange Note Principal Payment Amount, as a payment of principal of the 20__-_ Exchange Note until the Exchange Note Balance has been reduced to zero;

(d)  to the 20__-_ Exchange Noteholder, the amount, if any, by which the amounts that it is obligated to pay pursuant to Sections 8.3(a)(i) through (____) of the Indenture on such Payment Date exceed the amounts received by it pursuant to clauses (b) and (c), above, on such Payment Date; and

(e)  all remaining funds, to the 20__-_ Exchange Noteholder as Excess Exchange Note Payments.

All amounts payable to the 20__-_ Exchange Noteholder pursuant to this Section 5.1 will be deposited by the Indenture Trustee into the Indenture Collections Account, and the Borrower will apply all amounts remitted to it by the Certificateholder as Excess Exchange Note Payments as Collections on the Lending Facility Pool in the manner and in the priority set forth in Section 10.2 of the Credit and Security Agreement.

SECTION 5.2.  Modified Priorities Following Liquidation. Notwithstanding Section 5.1, on each Payment Date following the acceleration of the 20__-_ Exchange Note following an Exchange Note Default, the Indenture Trustee will, with respect to the 20__-_ Designated Pool (based on the information contained in the Servicer Report delivered with respect to such Payment Date), withdraw from the 20__-_ Exchange Note Collections Account an amount equal to the 20__-_ Designated Pool Collections for such Payment Date and apply such amounts, together with the proceeds of the sale or liquidation of any portion of the Collateral included in the 20__-_ Designated Pool pursuant to Section 6.4(a)(ii)(z) of the Credit and Security Agreement, in accordance with the following priorities:

(a)  to pay to the Collateral Agent any amounts due with respect to the 20__-_ Exchange Note or the 20__-_ Designated Pool under Section 3.1(c) or Article VIII of the Credit and Security Agreement to the extent such amounts have not been paid by the Borrower, but not to exceed $_______ in any consecutive twelve (12) month period;

(b)  to pay to the Administrative Agent any amounts due with respect to the 20__-_ Exchange Note or the 20__-_ Designated Pool under Section 7.5 or Article VIII of the Credit and Security Agreement to the extent such amounts have not been paid by the Borrower, but not to exceed $_______ in any consecutive twelve (12) month period;

(c)  to make the payments described in Section 5.1(a);

(d)  to make payments to the 20__-_ Exchange Noteholder, to the extent necessary to pay all accrued and unpaid interest on the 20__-_ Exchange Note and any interest on such accrued and unpaid interest at the Exchange Note Interest Rate;

(e)  to make payments to the 20__-_ Exchange Noteholder, to the extent necessary to reduce the Exchange Note Balance to zero;

(f)  to the 20__-_ Exchange Noteholder, the amount, if any, by which the amounts that it is obligated to pay pursuant to Sections 5.4(c)(FIRST) through (_____) of the Indenture on such Payment Date exceed the amounts received by it pursuant to clauses (d) and (e), above, on such Payment Date; and

(g)  to make payments in the manner described in Section 5.1(e).

All amounts payable to the 20__-_ Exchange Noteholder pursuant to this Section 5.2 will be deposited by the Indenture Trustee into the Indenture Collections Account.

ARTICLE VI

SECURITY INTEREST

SECTION 6.1.  Security Interest.

(a)  The Borrower hereby confirms its Grant under the Credit and Security Agreement of a security interest in the Collateral to the Collateral Agent. In addition, the Borrower hereby Grants to the Collateral Agent on behalf of the 20__-_ Secured Parties a security interest in the Collateral and acknowledges and agrees that such Grant includes (but is not limited to) a Grant to the Collateral Agent on behalf of the 20__-_ Exchange Noteholder a security interest in the Collateral Assets included in the 20__-_ Designated Pool.

(b)  For so long as the 20__-_ Exchange Note is outstanding, the Collateral Agent agrees to deliver a copy of each opinion received by it pursuant to Section 5.5 of the Credit and Security Agreement to each Noteholder promptly after its receipt thereof.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1.  Amendments.

(a)  Subject to Sections 7.1(c) and (d) of this Supplement, this Supplement may only be amended in accordance with Article IX of the Credit and Security Agreement.

(b)  Promptly upon the execution of any such amendment, (i) the Servicer will send a copy of such amendment to the Indenture Trustee, and (ii) the Indenture Trustee will notify each 20__-_ Exchange Noteholder of the substance of such amendment.

(c)  Notwithstanding Article IX of the Credit and Security Agreement, the parties hereto agree that they shall not amend the Credit and Security Agreement or this Supplement pursuant to Section 9.1 of the Credit and Security Agreement without the consent of the 20__-_ Exchange Noteholder unless the 20__-_ Exchange Noteholder shall have received an Opinion of Counsel to the effect that such amendment will not materially adversely affect the interests of the 20__-_ Exchange Noteholder.

(d)  In the case of any amendment pursuant to Section 9.2 of the Credit and Security Agreement, the consent of the 20__-_ Exchange Noteholder shall be deemed to have been granted only upon receipt of the consent thereto by the Majority Noteholders.

SECTION 7.2.  20__-_ Exchange Noteholders Entitled to Benefits of this Supplement. GM Financial Automobile Leasing Trust 20__-_, as transferee of GM Financial, as Lender, will be the initial 20__-_ Exchange Noteholder. Any subsequent 20__-_ Exchange Noteholder, by accepting the 20__-_ Exchange Note, will be deemed to have agreed to the terms and conditions of the Credit and Security Agreement and this Supplement and will be entitled to the benefits of the Credit and Security Agreement and this Supplement with the same effect as if such 20__-_ Exchange Noteholder had been a party thereto or hereto.

SECTION 7.3.  GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 7.4.  Submission to Jurisdiction; Service of Process. The Administrative Agent submits to the nonexclusive jurisdiction of any United States District Court sitting in New York and of any New York state court for purposes of all legal proceedings arising out of or relating to this Supplement. The Administrative Agent irrevocably waives, to the fullest extent it may do so, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Administrative Agent irrevocably appoints [____], at its Corporate Trust Office, as its authorized agent on which any and all legal process may be served in any such legal proceeding brought in any such court. If for any reason such agent ceases to be available to act as such, the Administrative Agent agrees to designate a new agent in the State of New York for receipt of service of legal process.

SECTION 7.5.  Severability. If any one or more of the covenants, agreements, provisions or terms of this Supplement is held invalid, illegal or unenforceable, then such covenants, agreements, provisions and terms will be deemed severable from the remaining covenants, agreements, provisions and terms of this Supplement and will in no way affect the validity, legality or enforceability of the other covenants, agreements, provisions or terms of this Supplement.

SECTION 7.6.  Counterparts and Consent to Do Business Electronically. This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but together they shall constitute one and the same instrument. Facsimile and .pdf signatures shall be deemed valid and binding to the same extent as the original and the parties affirmatively consent to the use thereof, with no such consent having been withdrawn. Each party agrees that this Supplement and any documents to be delivered in connection with this Supplement may be executed by means of an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable. Any electronic signatures appearing on this Supplement and such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

SECTION 7.7.  Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 7.8.  No Petition. Each party to this Supplement covenants that for a period of one (1) year and one (1) day (or, if longer, any applicable preference period) after payment in full of the Notes, all Exchange Notes, and all distributions to all Certificateholders the payments on which are derived in any material part from amounts received with respect to any Trust Assets, it will not institute against, or join any Person in instituting against, the Issuer, the Depositor, the Borrower, the Settlor or the Holder of the Series CSA Interest Certificate any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the 20__-_ Exchange Note, the Notes, this Supplement or any of the other Program Documents and agrees it will not cooperate with or encourage others to file a bankruptcy petition against the Issuer, the Depositor, the Borrower, the Settlor or the Holder of the Series CSA Interest Certificate during the same period.

SECTION 7.9.  Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Supplement is executed and delivered by [Owner Trustee], not individually or personally but solely as Owner Trustee, Administrative Trustee and Delaware Trustee of the Borrower, in the exercise of the powers and authority conferred and vested in it under the Titling Trust Agreement, (b) each of the representations, covenants, undertakings and agreements herein made on the part of the Borrower is made and intended not as personal representations, covenants, undertakings and agreements by [Owner Trustee] but is made and intended for the purpose for binding only the Borrower, (c) nothing herein contained shall be construed as creating any liability on [Owner Trustee], individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through or under the parties hereto, (d) [Owner Trustee] has not verified or made any investigation as to the accuracy or completeness of any representations and warranties made by the Borrower in this Agreement, and (e) under no circumstances shall [Owner Trustee] be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Borrower under this Supplement or any other related documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

ACAR LEASING LTD., as Borrower
By: [OWNER TRUSTEE], not in its individual capacity, but solely as Owner Trustee

By: ______________________________________
Name:
Title:

AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM FINANCIAL, as Lender and as Servicer

By: ______________________________________
Name:
Title:

[ADMINISTRATIVE AGENT/COLLATERAL AGENT], as Administrative Agent and as Collateral Agent

By: ______________________________________
Name:
Title:

[Signature Page to the 20__-_ Exchange Note Supplement]

Schedule A

Collateral Lease Agreements and Collateral Leased Vehicles in [Initial] 20__-_ Designated Pool

(On File with Collateral Agent)

SA-1

Exhibit A

Form of 20__-_ Exchange Note

THIS 20__-_ EXCHANGE NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS 20__-_ EXCHANGE NOTE, AGREES THAT THIS 20__-_ EXCHANGE NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY TO EITHER (1) A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING THEREOF IN RULE 144A UNDER THE SECURITIES ACT, THAT IS ALSO A QUALIFIED PURCHASER (A “QUALIFIED PURCHASER”) WITHIN THE MEANING THEREOF IN SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, (2) AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS A QUALIFIED PURCHASER OR (3) TO APGO TRUST OR ITS AFFILIATES, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES, AND SUBJECT TO THE RECEIPT BY THE BORROWER OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE BORROWER THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.

THIS 20__-_ EXCHANGE NOTE MAY BE TRANSFERRED ONLY IN WHOLE AND NOT IN PART. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID FROM THE BEGINNING, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE PURCHASER OR TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE LENDER, THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY INTERMEDIARY.

EACH HOLDER OF THIS 20__-_ EXCHANGE (OR ANY BENEFICIAL INTEREST HEREIN) NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT, AND IS NOT ACTING ON BEHALF OF OR WITH THE ASSETS OF, (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” (AS DEFINED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE THE ASSETS OF AN EMPLOYEE BENEFIT PLAN OR A PLAN DESCRIBED IN (A) OR (B) ABOVE BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY, OR (D) A GOVERNMENTAL, FOREIGN OR CHURCH PLAN THAT IS SUBJECT TO OTHER FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO ERISA OR SECTION 4975 OF THE CODE (EACH OF (I)-(IV) ABOVE, A “BENEFIT PLAN ENTITY”). THE

HOLDER OF THIS TRUST CERTIFICATE (OR ANY BENEFICIAL INTEREST HEREIN) SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT, AND IS NOT ACTING ON BEHALF OF OR WITH THE ASSETS OF, A BENEFIT PLAN ENTITY.

REGISTERED

No. 1

20__-_ EXCHANGE NOTE

ACAR LEASING LTD., as Borrower (the “Borrower”), for value received, hereby promises to pay to GM FINANCIAL AUTOMOBILE LEASING TRUST 20__-_, as 20__-_ Exchange Noteholder (the “20__-_ Exchange Noteholder”), for its benefit and the benefit of the other transferees from time to time acquiring interests herein pursuant to the 20__-_ Exchange Note Supplement, dated as of _______, 20__ (the “Exchange Note Supplement”), among the Borrower, AmeriCredit Financial Services, Inc. d/b/a GM Financial (“GM Financial”), as Lender and Servicer, and [Administrative Agent], as Administrative Agent and as Collateral Agent, and other transferees or registered assigns, a principal sum equal to $_______, payable on each Payment Date in an amount equal to the Exchange Note Principal Payment Amount for such Payment Date pursuant to Section 2.5 of the Exchange Note Supplement. [The principal amount of this 20__-_ Exchange Note may be increased from time to time during the [Revolving Period]/[Pre-Funding Period] upon the allocation of Collateral Lease Agreements and Collateral Leased Vehicles to the 20__-_ Designated Pool pursuant to Section 2.6(a) of the Exchange Note Supplement.] The entire unpaid principal amount of this 20__-_ Exchange Note will be due and payable on _______, 20__. Capitalized terms used but not defined in this 20__-_ Exchange Note are defined in Appendix 1 to the Exchange Note Supplement or Appendix A to the Third Amended and Restated Credit and Security Agreement, dated as of October 3, 2022 (the “Credit and Security Agreement”), among the Borrower, GM Financial, as Lender and Servicer, and [Administrative Agent/Collateral Agent], as Administrative Agent and as Collateral Agent.

The Borrower will pay interest on this 20__-_ Exchange Note in an amount equal to the Exchange Note Interest Payment Amount until the principal of this 20__-_ Exchange Note is paid or made available for payment. The amount of interest due on this 20__-_ Exchange Note on each Payment Date will be calculated on the basis of the Exchange Note Balance outstanding on each day of such Exchange Note Interest Period (after giving effect to all payments of principal made on the preceding Payment Date), and will be subject to certain limitations contained in Section 2.4 of the Exchange Note Supplement. Such principal of and interest on this 20__-_ Exchange Note will be paid in the manner specified on the reverse hereof.

The principal of and interest on this 20__-_ Exchange Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Borrower with respect to this 20__-_ Exchange Note will be applied to interest on and principal of this 20__-_ Exchange Note in the manner set forth in the Exchange Note Supplement.

Reference is made to the further provisions of this 20__-_ Exchange Note set forth on the reverse hereof, which will have the same effect as though fully set forth on the face of this 20__-_ Exchange Note.

Unless the certificate of authentication hereon has been executed by the Administrative Agent whose name appears below by manual or facsimile signature, this 20__-_ Exchange Note will not be entitled to any benefit under the Credit and Security Agreement or the Exchange Note Supplement referred to on the reverse hereof, or be valid or obligatory for any purpose.

[Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrower has caused this instrument to be signed, manually or in facsimile, by its Authorized Person, as of the date set forth below.

Date: _______, 20__

ACAR LEASING LTD., as Borrower

By: [OWNER TRUSTEE], not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

ADMINISTRATIVE AGENT’S CERTIFICATE OF AUTHENTICATION

This is the 20__-_ Exchange Note designated above and referred to in the within-mentioned Exchange Note Supplement.

Date: _______, 20__

[ADMINISTRATIVE AGENT], not in its individual capacity but solely as Administrative Agent

By:
Authorized Signatory

REVERSE OF 20__-_ EXCHANGE NOTE

This 20__-_ Exchange Note is one of the duly authorized issue of Exchange Notes, which may be issued under the Credit and Security Agreement, to which Credit and Security Agreement and all Exchange Note Supplements that are supplemental thereto reference is made for a statement of the respective rights and obligations thereunder of the Borrower, the Lender, the Servicer, the Administrative Agent, the Collateral Agent and the 20__-_ Exchange Noteholders. This 20__-_ Exchange Note is subject to all terms of the Credit and Security Agreement and the Exchange Note Supplement. In the event of a conflict between the terms of this 20__-_ Exchange Note, the terms of the Credit and Security Agreement and the terms of the Exchange Note Supplement, the Exchange Note Supplement will prevail.

Interest on and principal of this 20__-_ Exchange Note will be payable in accordance with the priority of payments set forth in Section 5.1 of the Exchange Note Supplement.

Principal of this 20__-_ Exchange Note will be payable on each Payment Date in an amount equal to the Exchange Note Principal Payment Amount for such Payment Date. “Payment Date” means the _____ (__[st][nd][rd][th]) day of each calendar month or, if any such day is not a Business Day, the next Business Day, commencing _______, 20__.

As described on the face hereof, the entire unpaid principal amount of this 20__-_ Exchange Note will be due and payable on the Exchange Note Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of this 20__-_ Exchange Note will be due and payable on the date on which an Exchange Note Default with respect to this 20__-_ Exchange Note has occurred and is continuing and the 20__-_ Exchange Noteholder has declared this 20__-_ Exchange Note to be immediately due and payable, or the 20__-_ Exchange Note has automatically been declared immediately due and payable, in each case in the manner provided in the Credit and Security Agreement and the Exchange Note Supplement.

Payments of interest on this 20__-_ Exchange Note on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this 20__-_ Exchange Note, will be made either by wire transfer in immediately available funds, to the account of the 20__-_ Exchange Noteholder or an account designated by the 20__-_ Exchange Noteholder at a bank or other entity having appropriate facilities therefor if such 20__-_ Exchange Noteholder has provided to the Exchange Note Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed first-class mail postage prepaid to the 20__-_ Exchange Noteholder’s address as it appears on the Exchange Note Register prior to such Payment Date, except that the final installment of principal payable on this 20__-_ Exchange Note on a Payment Date or the Exchange Note Final Scheduled Payment Date will be payable only upon the presentation and surrender of this 20__-_ Exchange Note in the manner set forth the Credit and Security Agreement. Such payments will be made without requiring that this 20__-_ Exchange Note be submitted for notation of payment. Any reduction in the principal amount of this 20__-_ Exchange Note effected by any payments made on any Payment Date or due to a reallocation of any Collateral Lease Agreements and Collateral Leased Vehicle from the 20__-_ Designated Pool will be binding upon all future 20__-_ Exchange Noteholders of this 20__-_ Exchange Note and of any 20__-_ Exchange Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted

hereon. If funds are expected to be available, as provided in the Exchange Note Supplement and the Credit and Security Agreement, for payment in full of the then remaining unpaid principal amount of this 20__-_ Exchange Note on a Payment Date, then the Administrative Agent will notify the 20__-_ Exchange Noteholder of the date on which the Borrower expects that the final installment of principal of and interest on this 20__-_ Exchange Note will be paid not later than 5 days prior to such date. Such notice will specify that such final installment will be payable only upon presentation and surrender of this 20__-_ Exchange Note and will specify the place where this 20__-_ Exchange Note may be presented and surrendered for payment of such installment.

As provided in the Exchange Note Supplement, the principal amount of this 20__-_ Exchange Note may be decreased from time to time, in the manner and to the extent described in Section 2.6 of the Exchange Note Supplement.

The transfer of this 20__-_ Exchange Note is subject to the restrictions on transfer specified on the face hereof and to the other limitations set forth in the Credit and Security Agreement and the Exchange Note Supplement. Subject to the satisfaction of such restrictions and limitations, the transfer of this 20__-_ Exchange Note may be registered on the Exchange Note Register upon surrender of this 20__-_ Exchange Note for registration of transfer at the office or agency designated by the Borrower pursuant to the Credit and Security Agreement, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Administrative Agent duly executed by the 20__-_ Exchange Noteholder hereof or the 20__-_ Exchange Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Exchange Note Registrar, and thereupon a new 20__-_ Exchange Note in the same aggregate principal amount will be issued to the designated transferee. No service charge will be charged for any registration of transfer or exchange of this 20__-_ Exchange Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

The 20__-_ Exchange Noteholder, by accepting this 20__-_ Exchange Note acknowledges and agrees that (i) if an Insolvency Event occurs with respect to the Borrower, any claim that the 20__-_ Exchange Noteholder may seek to enforce at any time against the Borrower will be limited in recourse to the 20__-_ Designated Pool and (ii) if, notwithstanding clause (i), the 20__-_ Exchange Noteholder is deemed to have any claim against the assets of the Borrower other than the assets included in the 20__-_ Designated Pool, whether by operation of law, legal process, pursuant to insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), such claim will be subordinate to the payment in full, including post-petition interest, of the claims of the Lender and the holders of (A) all other Exchange Notes and (B) in the case of assets allocated to a Series Interest other than the Series CSA Interest, all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the Borrower and all related hedging arrangements.

THE RECITATION SET FORTH IN THE PRECEDING PARAGRAPH WILL BE DEEMED TO CONSTITUTE AN ENFORCEABLE SUBORDINATION AGREEMENT WITHIN THE MEANING OF SECTION 510(A) OF THE BANKRUPTCY CODE.

The 20__-_ Exchange Noteholder, by accepting this 20__-_ Exchange Note, covenants and agrees that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all obligations under the Credit and Security Agreement, the Exchange Note Supplement, the Exchange Notes, the outstanding Certificates and any other outstanding Securities, it will not institute against the Borrower or the Settlor, or join in any institution against the Borrower or the Settlor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to this 20__-_ Exchange Note, the Credit and Security Agreement, the Exchange Note Supplement or any of the other Program Documents.

The Borrower has entered into the Exchange Note Supplement and this 20__-_ Exchange Note is issued with the intention that, for U.S. federal, State and local income, single business and franchise tax purposes, this 20__-_ Exchange Note will qualify as indebtedness of the Borrower. The 20__-_ Exchange Noteholder, by its acceptance of this 20__-_ Exchange Note, will be deemed to agree to treat this 20__-_ Exchange Note for U.S. federal, State and local income, single business and franchise tax purposes as indebtedness of the Borrower.

Prior to the due presentment for registration of transfer of this 20__-_ Exchange Note, the Borrower and the Administrative Agent and any agent of the Borrower or the Administrative Agent may treat the Person in whose name this 20__-_ Exchange Note (as of the day of determination or as of such other date as may be specified in the Exchange Note Supplement) is registered as the owner hereof for all purposes, whether or not this 20__-_ Exchange Note be overdue, and, to the fullest extent permitted by applicable law, none of the Borrower, the Administrative Agent or any such agent will be affected by notice to the contrary.

The Credit and Security Agreement permits the amendment thereof (in any manner and for any purpose) by the Borrower, the Collateral Agent, the Lender and the Administrative Agent so long as each Exchange Noteholder of an Outstanding Exchange Note has consented to such amendment. The Credit and Security Agreement also permits the amendment thereof to amend or waive certain terms and conditions set forth therein without the consent of the Noteholders provided that certain conditions are satisfied. Any such consent by the 20__-_ Exchange Noteholder will be conclusive and binding upon the 20__-_ Exchange Noteholder and upon all future holders of this 20__-_ Exchange Note and of any 20__-_ Exchange Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this 20__-_ Exchange Note.

The term “Borrower”, as used in this 20__-_ Exchange Note, includes any successor to the Borrower under the Credit and Security Agreement.

This 20__-_ Exchange Note is issuable only in registered form as provided in the Credit and Security Agreement and the Exchange Note Supplement, subject to certain limitations therein set forth.

This 20__-_ Exchange Note, the Credit and Security Agreement and the Exchange Note Supplement will be governed by, and construed in accordance with the laws of the State of New York.

No reference herein to the Credit and Security Agreement or the Exchange Note Supplement, and no provision of this 20__-_ Exchange Note or of the Credit and Security Agreement will alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this 20__-_ Exchange Note at the time, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Program Documents, none of [____], in its individual capacity, or any of its affiliates, partners, beneficiaries, agents, officers, directors, employees or successors or assigns will be personally liable for, nor will recourse be had to any of them for, the payment of principal or of interest on this 20__-_ Exchange Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Credit and Security Agreement or the Exchange Note Supplement. The 20__-_ Exchange Noteholder, by its acceptance hereof, agrees that, except as expressly provided in the Program Documents, in the case of an Exchange Note Default under the Credit and Security Agreement or the Exchange Note Supplement, the 20__-_ Exchange Noteholder will have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein will be taken to prevent recourse to, and enforcement against, the assets of the Borrower for any and all liabilities, obligations and undertakings contained in the Credit and Security Agreement, the Exchange Note Supplement or in this 20__-_ Exchange Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee. ________________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers without recourse unto ________________________________________________________________________________

(name and address of assignee)

the within 20__-_ Exchange Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________, attorney, to transfer said 20__-_ Exchange Note on the books kept for registration thereof, with full power of substitution in the premises.

Date:

Signature Guaranteed:*

*  Note: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within 20__-_ Exchange Note in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Exchange Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Exchange Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

APPENDIX 1

DEFINITIONS

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APPENDIX 1

To 20__-_ Exchange Note Supplement

DEFINITIONS

“20__-_ Asset Representations Review Agreement” means the 20__-_ Asset Representations Review Agreement, dated as of _______, 20__, as the same may be amended, restated, supplemented or otherwise modified from time to time, among the Servicer, the Issuer, and __________.

“20__-_ Closing Date” means _______, 20__.

“20__-_ Designated Pool” means the Collateral Lease Agreements and Collateral Leased Vehicles listed on the [most recent] Schedule of 20__-_ Lease Agreements and 20__-_ Leased Vehicles attached as Schedule A to the 20__-_ Exchange Note Supplement.

“20__-_ Designated Pool Collections” means with respect to any Collection Period, all Collections relating to the 20__-_ Designated Pool.

“20__-_ Eligible Deposit Account” means either (i) a segregated account with a 20__-_ Eligible Institution, (ii) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as (1) the long-term unsecured debt of such depository institution shall have a credit rating from S&P and from Fitch of at least “A” and from Moody’s of at least “A2” and (2) such depository institution’s deposits are insured by the Federal Deposit Insurance Corporation, or (iii) to the extent the requirements of clauses (i) and (ii) are not met, any account consented to by the Rating Agencies.

“20__-_ Eligible Institution” means a depository institution organized under the laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of [“A2” or better by Moody’s] [and] [“A” or better by Fitch] [and] [and “A” or better by S&P] or (B) a certificate of deposit rating of [“P-1” by Moody’s] [and] [“F1” by Fitch] [and] [“A-1” by S&P] and (ii) whose deposits are insured by the FDIC.

“20__-_ Exchange Note” means the note, substantially in the form set forth in Exhibit A to the 20__-_ Exchange Note Supplement, executed and authenticated in accordance with the Credit and Security Agreement and under the 20__-_ Exchange Note Supplement.

“20__-_ Exchange Note Assets” means as of any date, the Collateral Lease Agreements and Collateral Leased Vehicles allocated to the 20__-_ Designated Pool and the related rights with respect thereto.

“20__-_ Exchange Note Collections Account” has the meaning set forth in Section 2.3(a) of the 20__-_ Servicing Supplement.

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“20__-_ Exchange Note Collections” means with respect to any Payment Date, all amounts paid to the Issuer as the 20__-_ Exchange Noteholder since the immediately preceding Payment Date (or, with respect to the first Payment Date, since the [initial] Cutoff Date).

“20__-_ Exchange Note Sale Agreement” means the 20__-_ Exchange Note Sale Agreement, dated as of _______, 20__, as the same may be amended, restated, supplemented or otherwise modified from time to time, between the Lender and the Depositor.

“20__-_ Exchange Note Supplement” means the 20__-_ Exchange Note Supplement to the Credit and Security Agreement, dated as of _______, 20__, as the same may be amended, restated, supplemented or otherwise modified from time to time, among the parties to the Credit and Security Agreement.

“20__-_ Exchange Note Transfer Agreement” means the 20__-_ Exchange Note Transfer Agreement, dated as of _______, 20__, as the same may be amended, restated, supplemented or otherwise modified from time to time, between the Depositor and the Issuer.

“20__-_ Exchange Noteholder” means the Issuer or any endorsee of the 20__-_ Exchange Note.

“20__-_ Lease Agreements” means as of any date, the Collateral Lease Agreements allocated to the 20__-_ Designated Pool.

“20__-_ Leased Vehicles” means the Leased Vehicles leased under the 20__-_ Lease Agreements.

“20__-_ Permitted Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(i)   direct obligations of, and obligations fully guaranteed as to full and timely payment by, the full faith and credit of the United States of America;

(ii)

demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities (which may include the Administrative Agent); provided, however, that at the time of the investment or contractual commitment to invest therein the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a short-term credit rating of [“A-1” or better from S&P] [and] [“P-1” or better from Moody’s] [and] [“F1” or better from Fitch]; provided, that, if the Notes are rated by Fitch, such demand deposits, time deposits or certificates of deposit eligible under this clause (ii) shall have a credit rating from Fitch of “F1”;

(iii)   commercial paper, variable amount notes or other short term debt obligations having, at the time of the investment or contractual commitment to invest

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therein, a short-term credit rating of [“A-1” or better from S&P] [and] [“P-1” or better from Moody’s] [and] [“F1” or better from Fitch]; provided, that if the Notes are rated by Fitch, such commercial paper and demand notes investing solely in commercial paper eligible under this clause (iii) shall have a credit rating from Fitch of “F1”;

(iv)   investments in money market funds (including funds for which the Collateral Agent or the Indenture Trustee in each of their individual capacities or any of their respective Affiliates is investment manager, controlling party or advisor) having, at the time the investment or contractual commitment to invest is made, a rating in the highest investment grade category from each of Moody’s and S&P and, if rated by Fitch, Fitch’s equivalent rating; and to the extent the Notes are rated by Fitch, such investments in money market funds eligible under this clause (iv) shall have a credit rating in the highest investment grade category from Moody’s, or from Fitch of Fitch’s equivalent rating;

(v)   bankers’ acceptances issued by any depository institution or trust company referred to in clause (ii) above; or

(vi)   repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above.

“20__-_ Secured Parties” means the Noteholders [and each Hedge Provider].

“20__-_ Servicing Agreement” means the Basic Servicing Agreement, as supplemented by the 20__-_ Servicing Supplement.

“20__-_ Servicing Supplement” means the 20__-_ Servicing Supplement, dated as of _______, 20__, as the same may be amended, restated, supplemented or otherwise modified from time to time, among the parties to the Basic Servicing Agreement and the Indenture Trustee.

“Accelerated Principal Amount” means, for a Payment Date, the lesser of (i) the excess, if any, of (A) Total Available Funds for such Payment Date, minus (B) the aggregate amount payable pursuant to clauses (i) through (__) of Section 8.3(a) of the Indenture on such Payment Date, and (ii) the excess, if any, of (A) the Pro Forma Note Balance for such Payment Date, minus (B) the Required Pro Forma Note Balance for such Payment Date.

“Accounts” means the 20__-_ Exchange Note Collections Account, the Indenture Collections Account, the Note Payment Account [, the Hedge Termination Account] [, the Revolving Account] [, the Pre-Funding Account] and the Reserve Account.

“Act” has the meaning set forth in Section 11.3(a) of the Indenture.

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“Administration Agreement” means the Administration Agreement, dated as of _______, 20__, as the same may be amended, restated, supplemented or otherwise modified from time to time, among the Administrator, the Issuer, the Depositor and the Indenture Trustee.

“Administrator” means GM Financial, in its capacity as administrator of the Issuer under the Administration Agreement, and its successors in such capacity.

“ADR Organization” means [The American Arbitration Association] or, if [The American Arbitration Association] no longer exists or if its ADR Rules would no longer permit mediation or arbitration, as applicable, of the dispute, another nationally recognized mediation or arbitration organization selected by GM Financial.

“ADR Rules” means the relevant rules of the ADR Organization for mediation (including non-binding arbitration) or binding arbitration, as applicable, of commercial disputes in effect on the Closing Date.

“Aggregate Securitization Value” means on any date of determination, the sum of the Securitization Values of the Collateral Assets that are allocated to the 20__-_ Designated Pool as of such date.

[“Allocation” has the meaning specified in Section 2.2(b) of the 20__-_ Servicing Supplement.

“Allocation Date” means any Payment Date on which an Allocation occurs.

“Allocation Notice” has the meaning set forth in Section 2.2(b) of the 20__-_ Servicing Supplement.

“Allocation Price” has the meaning set forth in Section 2.2(b) of the 20__-_ Servicing Supplement.]

“Asset Representations Reviewer” means __________, a ___________.

“Asset Review” has the meaning set forth in the 20__-_ Asset Representations Review Agreement.

“Asset Review Notice” means the notice from the Indenture Trustee to the Asset Representations Reviewer and the Servicer directing the Asset Representations Reviewer to perform an Asset Review.

“Asset Review Receivable” means, with respect to any Asset Review, any 20__-_ Exchange Note Asset that is not a Defaulted Lease or a Liquidated Lease and the related lessee fails to make at least [90]% of a Monthly Payment by the related Payment Due Date and, as of the last day of the Collection Period prior to the date the related Asset Review Notice was delivered, remained unpaid for [60] days or more from the Payment Due Date.

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“Asset Test” means, for an Asset Review, each Test, as defined in the 20__-_ Asset Representations Review Agreement, to be performed by the Asset Representations Reviewer on the related Asset Review Receivables.

“Available Funds” means for any Payment Date and the related Collection Period, the sum of the following amounts:

(i)     20__-_ Exchange Note Collections with respect to such Collection Period;

(ii)    Investment Earnings for such Payment Date;

(iii)   in the case of an Optional Purchase, the Optional Purchase Price;

(iv)   in the case of a sale or other disposition of Collateral pursuant to Section 5.4 of the Indenture, any money or property available therefrom after application by the Indenture Trustee pursuant to Section 5.4(b) of the Indenture; [and]

(v)    amounts, if any, released from the Reserve Account pursuant to Section 2.14(b)(ii) of the 20__-_ Servicing Supplement on such Payment Date[.]/[; and]

(vi)   [any amounts received by the Indenture Trustee pursuant to the Hedge Agreement with respect to the Class [A-2-B] Notes (less any amounts used to enter into a replacement hedge agreement).]

“Base Residual Value” means, with respect to any 20__-_ Lease Agreement, the least of (i) the Contract Residual Value, (ii) the residual value of the total manufacturer’s suggested retail price of the related 20__-_ Leased Vehicle (including all options authorized by the Servicer in connection with the origination of the related 20__-_ Lease Agreement, without making a distinction between value-adding options that add little or no value to the resale price of the related 20__-_ Leased Vehicle) on the related Maturity Date as determined in accordance with the then-current Automotive Lease Guide upon origination of the related 20__-_ Lease Agreement, (iii) the residual value of the total manufacturer’s suggested retail price of the related 20__-_ Leased Vehicle (including all options authorized by the Servicer in connection with the origination of the related 20__-_ Lease Agreement, without making a distinction between value-adding options that add little or no value to the resale price of the related 20__-_ Leased Vehicle) on the related Maturity Date calculated utilizing as a “mark-to-market” value a residual value estimate as determined in accordance with the ___/___ 20__ Automotive Lease Guide, (iv) the residual value of the Maximum Residualizable MSRP of the related 20__-_ Leased Vehicle on the related Maturity Date as determined in accordance with the then-current Automotive Lease Guide upon origination of the related 20__-_ Lease Agreement, and (v) the residual value of the Maximum Residualizable MSRP of the related 20__-_ Leased Vehicle on the related Maturity Date calculated utilizing as a “mark-to-market” value a residual value estimate as determined in accordance with the ___/___ 20__ Automotive Lease Guide.

“Benefit Plan Entity” has the meaning specified in Section 2.4 of the Indenture.

“Book Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11 of

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the Indenture.

“Certificate” means a trust certificate evidencing the beneficial interest of a Certificateholder in the Trust.

“Certificate Register” has the meaning specified in Section 1.1 of the Trust Agreement.

“Certificateholder” means the Person in whose name a Certificate is registered on the Certificate Register.

“Certificate of Trust” means the certificate of trust of the Issuer substantially in the form of Exhibit B to the Issuer Trust Agreement.

“Class” means the Class A Notes, [the Class B Notes], [the Class C Notes] [and/or] [the Class D Notes], [as the context requires].

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Interest Rate” means __% per annum (computed on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period).

“Class A-1 Notes” means the Class A-1 __% Asset Backed Notes, substantially in the form of Exhibit A-1 to the Indenture.

[“Class A-2 Notes” means the Class A-2-A Notes and the Class A-2-B Notes.]

“Class A-2[-A] Interest Rate” means __% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-2[-A] Notes” means the Class A-2[-A] __% Asset Backed Notes, substantially in the form of Exhibit A-2[-A] to the Indenture.

[“Class A-2-B Interest Rate” means the greater of (i) [SOFR] plus __% per annum and (ii) __% (computed on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period).]

[“Class A-2-B Notes” means the Class A-2-B Floating Rate Asset Backed Notes, substantially in the form of Exhibit A-2-B to the Indenture.]

“Class A-3 Interest Rate” means __% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-3 Notes” means the Class A-3 __% Asset Backed Notes, substantially in the form of Exhibit A-3 to the Indenture.

“Class A-4 Interest Rate” means __% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

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“Class A-4 Notes” means the Class A-4 __% Asset Backed Notes, substantially in the form of Exhibit A-4 to the Indenture.

“Class A Principal Parity Amount” means, with respect to any Payment Date, the lesser of (i) the excess, if any, of (A) the aggregate remaining principal balance of the Class A Notes immediately prior to such Payment Date, over (B) the Aggregate Securitization Value as of the end of the immediately preceding Collection Period, and (ii) the amount of Total Available Funds remaining on deposit in the Indenture Collections Account after the funding of the items described in clauses (i) and (ii) of Section 8.3(a) of the Indenture on such Payment Date.

[“Class B Interest Rate” means __% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).]

[“Class B Notes” means the Class B __% Asset Backed Notes, substantially in the form of Exhibit B to the Indenture.]

[“Class B Principal Parity Amount” means, with respect to any Payment Date, the lesser of (i) the excess of (A) the excess, if any, of (1) the aggregate remaining principal balance of the Class A Notes and of the Class B Notes, in each case immediately prior to such Payment Date, over (2) the Aggregate Securitization Value as of the end of the immediately preceding Collection Period, over (B) the sum of the Class A Principal Parity Amount for such Payment Date plus any payments made on the Class A Notes as a Matured Principal Shortfall on such Payment Date, and (ii) the amount of Total Available Funds remaining on deposit in the Indenture Collections Account after the funding of the items described in clauses (i) through (__) of Section 8.3(a) of the Indenture on such Payment Date.]

[“Class C Interest Rate” means __% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).]

[“Class C Notes” means the Class C __% Asset Backed Notes, substantially in the form of Exhibit C to the Indenture.]

[“Class C Principal Parity Amount” means, with respect to any Payment Date, the lesser of (i) the excess of (A) the excess, if any, of (1) the aggregate remaining principal balance of the Class A Notes, of the Class B Notes and of the Class C Notes, in each case immediately prior to such Payment Date, over (2) the Aggregate Securitization Value as of the end of the immediately preceding Collection Period, over (B) the sum of the Class A Principal Parity Amount and the Class B Principal Parity Amount for such Payment Date plus any payments made on the Class A Notes or the Class B Notes as a Matured Principal Shortfall on such Payment Date, and (ii) the amount of Total Available Funds remaining on deposit in the Indenture Collections Account after the funding of the items described in clauses (i) through (__) of Section 8.3(a) of the Indenture on such Payment Date.]

[“Class D Interest Rate” means __% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

[“Class D Notes” means the Class D __% Asset Backed Notes, substantially in the form of Exhibit D to the Indenture.]

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[“Class D Principal Parity Amount” means, with respect to any Payment Date, the lesser of (i) the excess of (A) the excess, if any, of (1) the aggregate remaining principal balance of the Class A Notes, of the Class B Notes, of the Class C Notes and of the Class D Notes, in each case immediately prior to such Payment Date, over (2) the Aggregate Securitization Value as of the end of the immediately preceding Collection Period, over (B) the sum of the Class A Principal Parity Amount, the Class B Principal Parity Amount and the Class C Principal Parity Amount for such Payment Date plus any payments made on the Class A Notes, the Class B Notes or the Class C Notes as a Matured Principal Shortfall on such Payment Date, and (ii) the amount of Total Available Funds remaining on deposit in the Indenture Collections Account after the funding of the items described in clauses (i) through (__) of Section 8.3(a) of the Indenture on such Payment Date.]

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Period” means, with respect to the 20__-_ Exchange Note and the Notes, a calendar month (or in the case of the first Collection Period, with respect to the 20__-_ Exchange Note and the Notes, the period from and excluding the [initial] Cutoff Date and ending at the close of business on _______, 20__). The “related Collection Period” for a Payment Date is the Collection Period ending immediately prior to such Payment Date.

“Commission” means the United States Securities and Exchange Commission.

“Commonly Controlled Entity” means with respect to a Person, an entity, whether or not incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

“Contractual Obligation” means as to any Person as of any day, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound as of such day.

“Controlling Party” means the Indenture Trustee, acting on behalf of the Noteholders and solely at the prior written direction of the Majority Noteholders.

“Corporate Trust Office” means with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which any particular time its corporate trust business shall be administered which office at the date of the execution of the Indenture is located at [Address] or at any other time at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders.

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“Credit Risk Retention Rules” has the meaning set forth in Section 2.9(a) of the 20__-_ Servicing Supplement.

“Cutoff Date” means [the close of business on __________, 20__]/[has the meaning set forth in Section 2.1(b)(iii) of the 20__-_ Exchange Note Supplement].

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Lease” means any 20__-_ Lease Agreement (other than a Liquidated Lease) with respect to which at any time prior to the related Maturity Date, (i) an amount at least equal to [10]% of any Monthly Payment remains unpaid for more than one hundred and twenty (120) days from the original Payment Due Date, (ii) the related 20__-_ Leased Vehicle has been repossessed, or (iii) such 20__-_ Lease Agreement has been written off by the Servicer in accordance with its Customary Servicing Practices.

“Definitive Notes” has the meaning set forth in Section 2.11 of the Indenture.

“Delinquency Rate” means, for any Collection Period, the number, expressed as a percentage, equal to (i) the aggregate Securitization Value of all Delinquent Trigger Leases as of the end of such Collection Period divided by (ii) the Aggregate Securitization Value as of the end of such Collection Period.

“Delinquency Trigger” means, that (i) as of the end of any of the [first through twelfth] Collection Periods, the Delinquency Rate exceeds _____%, (ii) as of the end of any of the [thirteenth through twenty-fourth] Collection Periods, the Delinquency Rate exceeds _____% or (iii) as of the end of any subsequent Collection Period, the Delinquency Rate exceeds _____%.

“Delinquent Lease” means any 20__-_ Lease Agreement that is not a Defaulted Lease or a Liquidated Lease and a lessee fails to make at least 90 % of a Monthly Payment by the related Payment Due Date and remains unpaid for more than thirty (30) days from the original Payment Due Date for such payment.

“Delinquent Trigger Lease” means any 20__-_ Lease Agreement that is not a Defaulted Lease or a Liquidated Lease and which a lessee fails to make at least 90 % of a Monthly Payment by the related Payment Due Date and remains unpaid for sixty-one (61) or more days from the original Payment Due Date for such payment.

“Deposit Date” means with respect to a Collection Period and Payment Date, the Business Day immediately preceding such Payment Date.

“Depositor” means GMF Leasing LLC, a Delaware limited liability company.

“Depositor Administration Agreement” means the Administration Agreement, dated as of January 31, 2011, between the Depositor and GM Financial, as the administrator of the Depositor.

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“Depositor Certificate of Formation” means the certificate of formation of the Depositor filed with the Secretary of State of the State of Delaware.

“Depositor LLC Agreement” means the amended and restated limited liability company agreement of the Depositor, dated March 1, 2023, as amended, modified and supplemented from time to time.

“Designated Pool Balance” means on any date of determination and with respect to the 20__-_ Designated Pool, the sum of the Securitization Values of the Collateral Assets that are allocated to the 20__-_ Designated Pool on such date that are not Defaulted Leases as of such date.

“Designated Pool Servicing Fee” has the meaning set forth in Section 2.7 of the 20__-_ Servicing Supplement.

“Discount Rate” means with respect to each 20__-_ Lease Agreement, the greater of (i) the APR of such 20__-_ Lease Agreement, and (ii) __%.

[“Early Amortization Event” means (i) as of [the last day of any Collection Period], the [Three-Month Rolling Average Delinquency Ratio] exceeds ___%, (ii) as of [the last day of any Collection Period], the [Three-Month Rolling Average Annualized Net Loss Ratio] exceeds ___%, (iii) with respect to ___ consecutive Payment Dates, funds are on deposit in the Revolving Account in an amount greater than __% of the Aggregate Securitization Value as of the initial Cutoff Date and (iv) the occurrence of a Servicer Default.]

“Eligible Collateral Assets” means, on any date of determination, all 20__-_ Lease Agreements and the related 20__-_ Leased Vehicles that [were allocated to the 20__-_ Designated Pool on the related Allocation Date and that] (i) satisfy the respective criteria on Exhibit A to this Appendix 1, and (ii) are not (and are not 20__-_ Leased Vehicles leased under) Delinquent Leases, Defaulted Leases, Matured Leases, Terminated Leases or 20__-_ Lease Agreements that the Servicer is required to have reallocated from the 20__-_ Designated Pool pursuant to Section 2.5 of the 20__-_ Servicing Supplement but has not so reallocated.

“Eligible Collateral Balance” means the sum of the Securitization Values of all Eligible Collateral Assets.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means any of the events specified in Section 5.1 of the Indenture; provided, that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Excess Exchange Note Payments” means, for each Payment Date, all amounts payable pursuant to Section 5.1(e) of the 20__-_ Exchange Note Supplement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Exchange Note Balance” means as of any date of determination, the [most recent] Exchange Note Initial Principal Balance, as reduced by all amounts distributed on the 20__-_ Exchange Note pursuant to Section 5.1 of the 20__-_ Exchange Note Supplement and allocable to principal [through and including such date]/[since the most recent Allocation Date].

“Exchange Note Final Scheduled Payment Date” means _______, 20__.

[“Exchange Note Increase Date” means any Business Day during the [Revolving Period]/[Pre-Funding Period] on which the Exchange Note Balance is increased pursuant to Section 2.6(a) of the 20__-_ Exchange Note Supplement.]

[“Exchange Note Increase Notice” means a notice delivered during the [Revolving Period]/[Pre-Funding Period] pursuant to Section ___ of the 20__-_ Exchange Note Supplement.]

“Exchange Note Initial Principal Balance” has the meaning set forth in Section 2.1(b)(ii) of the 20__-_ Exchange Note Supplement.

“Exchange Note Interest Payment Amount” has the meaning set forth in Section 2.4 of the 20__-_ Exchange Note Supplement.

“Exchange Note Interest Period” means for the 20__-_ Exchange Note and with respect to any Payment Date, the period from and including the most recent Payment Date on which interest has been paid on the 20__-_ Exchange Note (or in the case of the first Payment Date, from and including the 20__-_ Closing Date) to, but excluding, the following Payment Date.

“Exchange Note Interest Rate” has the meaning set forth in Section 2.1(b)(iv) of the 20__-_ Exchange Note Supplement.

“Exchange Note Issuance Date” has the meaning set forth in Section 2.1(b)(i) of the 20__-_ Exchange Note Supplement.

“Exchange Note Principal Payment Amount” has the meaning set forth in Section 2.5 of the 20__-_ Exchange Note Supplement.

[“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York currently at http://www.newyorkfed.org, or at such other page as may replace such page on the website of the Federal Reserve Bank of New York.]

“Final Scheduled Payment Date” means with respect to (i) the Class A-1 Notes, the _______, 20__ Payment Date, (ii) the Class A-2[-A] Notes, the _______, 20__ Payment Date, [(iii) the Class A-2-B Notes, the _______, 20__ Payment Date], (iv) the Class A-3 Notes, the _______, 20__ Payment Date, (v) the Class A-4 Notes, the _______, 20__ Payment Date, [(vi) the Class B Notes, the _______, 20__ Payment Date], [(vii) the Class C Notes, the _______, 20__ Payment Date], [and] [(viii) the Class D Notes, the _______, 20__ Payment Date].

“Financial Assets” has the meaning set forth in Section 2.3[(g)]/[(h)]/[(i)]/[(j)](i) of the 20__-_ Servicing Supplement.

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“Fitch” means Fitch Inc. d/b/a Fitch Ratings.

“Force Majeure Event” means an act of God or other forces beyond control, acts of declared or undeclared war (including acts of terrorism), civil or military disturbances, nuclear or natural catastrophes, public disorder, strikes, work stoppages, rebellion or sabotage, interruptions, loss or malfunctions of utilities, epidemics, pandemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes.

“Foreign Noteholder” means any Noteholder that is organized under the laws of a jurisdiction other than that in which the Issuer is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

[“Global Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture.]

“GM Financial” means AmeriCredit Financial Services, Inc. d/b/a GM Financial.

[“Hedge Agreement” means the ISDA Master Agreement, dated _______, 20__, between the Issuer and the Hedge Provider, including the Schedule thereto, the Credit Support Annex thereto and the Confirmation relating to the Class [A-2-B Notes], together with any replacement hedge agreement; provided, that if the Hedge Agreement is in the form of a swap agreement, no additional hedge agreement shall be a “Hedge Agreement” under the Program Documents for so long as the Hedge Agreement is outstanding without the prior, written consent of the Hedge Provider, unless the Hedge Agreement has terminated.]

[“Hedge Provider” means [Hedge Provider], together with any replacement Hedge Provider.]

[“Hedge Provider Issuer Secured Obligations” means all amounts and obligations which the Issuer may at any time owe to or on behalf of the Hedge Provider under the Indenture, the Hedge Agreement or any other Program Document.]

[“Hedge Termination Account” has the meaning specified in Section 2.3(e) of the 20__-_ Servicing Supplement.]

“Indenture” means the Indenture, dated as of _______, 20__, as the same may be amended, restated, supplemented or otherwise modified from time to time, among the Issuer, the Servicer and the Indenture Trustee.

“Indenture Collateral” has the meaning set forth in the Granting Clause of the Indenture.

“Indenture Collections Account” has the meaning set forth in Section 2.3(b) of the 20__-_ Servicing Supplement.

“Indenture Trustee” means [Indenture Trustee], a __________, as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

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“Independent” means, when used with respect to any specified Person, that the Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons, and (iii) is not connected with the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Accountants” shall have the meaning set forth in Section 2.10(a) of the 20__-_ Servicing Supplement.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, prepared by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” (as such term is defined for purposes of the Indenture) and that the signer is Independent within the meaning thereof.

“Interest Accrual Period” means the period from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Payment Date, the 20__-_ Closing Date) to but excluding the following Payment Date.

“Issuer” means GM Financial Automobile Leasing Trust 20__-_, a Delaware statutory trust.

“Issuer Obligations” means all amounts and obligations which the Issuer may at any time owe to the Indenture Trustee, the Noteholders or the Issuer Owner Trustee under any of the Program Documents [and to the Hedge Counterparty under or in connection with the Hedge Agreement].

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Issuer Owner Trustee” means [Issuer Owner Trustee], not in its individual capacity but solely as owner trustee under the Issuer Trust Agreement, or any successor Issuer Owner Trustee under the Issuer Trust Agreement.

“Issuer Trust Agreement” means the Amended and Restated Trust Agreement of the Issuer, dated as of _______, 20__, as the same may be amended, restated, supplemented or otherwise modified from time to time, between the Depositor and the Issuer Owner Trustee.

“Issuer Trust Certificate” means a “Trust Certificate”, as defined in Section 1.1 of the Issuer Trust Agreement.

“Issuer Trust Certificateholder” means a “Trust Certificateholder”, as defined in Section 1.1 of the Issuer Trust Agreement.

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“Issuer Trust Estate” means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee and all Indenture Collateral), including all proceeds thereof.

“Liquidated Lease” means with respect to any Collection Period, a 20__-_ Lease Agreement: (i) in respect of which the related 20__-_ Leased Vehicle was sold or otherwise disposed of by the Servicer following the scheduled or early termination of such 20__-_ Lease Agreement, (ii) that became a Terminated Lease or a Matured Lease more than one hundred and eighty (180) days prior to the end of such Collection Period and the related 20__-_ Leased Vehicle has not been sold or otherwise disposed of by the Servicer as of the end of such Collection Period, or (iii) in respect of which the Servicer’s records, in accordance with the Customary Servicing Practices, indicate that all Insurance Proceeds expected to be received have been received following a casualty or other loss with respect to the related 20__-_ Leased Vehicle.

“Majority Noteholders” means the Holders of Notes representing a majority of the principal balance of the most senior Class of Notes then outstanding; provided, that neither Holders of Notes who are employees or Affiliates of the Issuer, the Seller, the Servicer or General Motors Financial Company, Inc. nor the Notes held by such Holders shall be counted when calculating such majority of the related principal balance.

“Matured Principal Shortfall” means, with respect to any Payment Date and for any Class of Notes which would have a remaining principal balance greater than zero on such Payment Date after taking into account the payment of all other principal amounts to such Class on such Payment Date and as to which such Payment Date is either the Final Scheduled Payment Date for such Class, or a Payment Date subsequent to such Final Scheduled Payment Date, the remaining principal balance of such Class on such Payment Date.

“Moody’s” means Moody’s Investors Service, Inc., or its successor.

“Note” means a Class A-1 Note, a Class A-2[-A] Note, [a Class A-2-B Note,] a Class A-3 Note, a Class A-4 Note, [a Class B Note,] [a Class C Note,] [or] [a Class D Note].

“Note Interest Rate” means, with respect to the (i) Class A-1 Notes, the Class A-1 Interest Rate, (ii) Class A-2[-A] Notes, the Class A-2[-A] Interest Rate, (iii) [Class A-2-B Notes, the Class A-2-B Interest Rate,] (iv) Class A-3 Notes, the Class A-3 Interest Rate, (v) Class A-4 Notes, the Class A-4 Interest Rate, [(vi) Class B Notes, the Class B Interest Rate,] [(vii) Class C Notes, the Class C Interest Rate,] [and] [(viii) Class D Notes, the Class D Interest Rate].

“Note Owner” means, with respect to a Book Entry Note, the person who is the owner of such Book Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.10 of the Indenture and is

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authorized by the Issuer to make the payments to and distributions from the Indenture Collections Account and the Note Payment Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

“Note Payment Account” has the meaning set forth in Section 2.3(c) of the 20__-_ Servicing Supplement.

“Note Principal Balance” means (i) on the 20__-_ Closing Date, $ _______, and (ii) on any other date, an amount equal to the excess, if any, of (a) the Note Principal Balance on the 20__-_ Closing Date, over (b) the aggregate amount of all Noteholders’ Principal Distributable Amounts and other payments of principal in respect of the Notes, in each case, made on Payment Dates pursuant to the Indenture through and including such date.

“Note Register” and “Note Registrar” have the meanings specified in Section 2.4 of the Indenture.

“Noteholder” or “Holder” means the Person in whose name a Note is registered in the Note Register.

“Noteholders’ Distributable Amount” means, with respect to any Payment Date, the sum of the Noteholders’ Principal Distributable Amount and the Noteholders’ Interest Distributable Amount.

“Noteholders’ Interest Carryover Amount” means, with respect to any Class of Notes and any date of determination, any Noteholders’ Interest Distributable Amount for such Class of Notes from the immediately preceding Payment Date which remains unpaid as of such date of determination, plus interest on such unpaid amount, to the extent permitted by law, at the respective Note Interest Rate borne by the applicable Class of Notes from such immediately preceding Payment Date to but excluding the related Payment Date.

“Noteholders’ Interest Distributable Amount” means, with respect to any Payment Date, the sum of the Noteholders’ Monthly Interest Distributable Amount for each Class of Notes for such Payment Date and the Noteholders’ Interest Carryover Amount, if any, for each Class of Notes, calculated as of such Payment Date.

“Noteholders’ Monthly Interest Distributable Amount” with respect to any Payment Date and any Class of Notes, the interest accrued at the respective Note Interest Rate during the applicable Interest Accrual Period that shall accrue (i) on the principal amount of the Notes of such Class Outstanding as of the end of the prior Payment Date or, in the case of the first Payment Date, as of the 20__-_ Closing Date, and (ii) on either an “actual/360” basis (with respect to the Class A-1 Notes [and the Class A-2-B Notes]) or, a “30/360” basis (with respect to all other Classes of Notes).

“Noteholders’ Principal Carryover Amount” means, as of any date of determination, all or any portion of the Noteholders’ Principal Distributable Amount from the preceding Payment Date which remains unpaid as of such date of determination.

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“Noteholders’ Principal Distributable Amount” means, with respect to any Payment Date, (other than the Final Scheduled Payment Date for any Class of Notes), the sum of:

(1)

the lesser of (a) the sum of the Principal Distributable Amount for such Payment Date, plus the Noteholders’ Principal Carryover Amount, if any, as of the close of business on the preceding Payment Date, and (b) the positive amount, if any, necessary to reduce the Outstanding Amount on such Payment Date, after giving effect to distributions made pursuant to clauses (i) through (__) of Section 8.3(a) of the Indenture, to the Required Pro Forma Note Balance for such Payment Date, plus

(2)	on the Final Scheduled Payment Date for any Class of Notes, the excess of the outstanding principal amount of such Class of Notes, if any, over the amount described in clause (1).

“Notice of Event of Default” means a Notice of Event of Default delivered to the Issuer, the Depositor, the Settlor, the Titling Trust or GM Financial, as the case may be, pursuant to Section 5.1(c) or (d) of the Indenture.

“Optional Purchase” has the meaning set forth in Section 10.1 of the Indenture

“Optional Purchase Price” has the meaning set forth in Section 10.1 of the Indenture.

“Outstanding” means as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Noteholders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

(iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, that in determining whether the Holders of the requisite principal amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Program Document, Notes owned by the Issuer, any other obligor upon the Notes or any Affiliate thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the

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satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate thereof.

“Outstanding Amount” means the aggregate principal amount of all Notes, or Class of Notes, as applicable, Outstanding at the date of determination.

“Payment Date” means the _______ (__th) day of each month, or, if such day is not a Business Day, the immediately following Business Day, commencing on _______, 20__.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Predecessor Note” means with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

[“Pre-Funding Account” has the meaning set forth in Section 2.3(g) of the 20__-_ Servicing Supplement.

“Pre-Funding Period” means the period commencing on the Closing Date and ending on the earlier of (i) __________, 20__ and (ii) the first date on which all amounts on deposit in the Pre-Funding Account have been utilized in connection with Allocations.]

“Principal Distributable Amount” means, with respect to any Payment Date, the amount, if any, equal to the difference of:

(1)  the Aggregate Securitization Value at the close of business on the last day of the prior Collection Period,

minus

(2)  the Aggregate Securitization Value at the close of business on the last day of the related Collection Period[, and (ii) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.4 of the Indenture since the preceding Deposit Date by the Trustee for distribution pursuant to Section 5.7 of the Indenture].

“Pro Forma Note Balance” means, with respect to any Payment Date, the aggregate remaining principal amount of the Notes outstanding on such Payment Date, after giving effect to distributions pursuant to clauses (i) through (__) of Section 8.3(a) of the Indenture.

“Program Documents” means the Indenture, the Underwriting Agreement, the Issuer Trust Agreement, the Administration Agreement, the Certificate of Trust, the 20__-_ Exchange Note Sale Agreement, the 20__-_ Exchange Note Transfer Agreement, the Titling Trust Agreement, the 20__-_ Exchange Note Supplement, the Credit and Security Agreement, the Basic Servicing Agreement, the 20__-_ Servicing Supplement, the 20__-_ Asset Representations

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Review Agreement, [the Hedge Agreement,] the Depositor Certificate of Formation, APGO’s trust agreement, the Depositor LLC Agreement and the Depositor Administration Agreement.

“Prohibited Transaction Class Exemption” means U.S. Department of Labor prohibited transaction class exemption 84-14, 90-1, 91-38, 95-60 or 96-23, or any similar prohibited transaction class exemption issued by the U.S. Department of Labor.

“Protected Purchaser” means a protected purchaser within the meaning of Section 8-303 of the UCC of the Notes.

“Rating Agency” means each of ___________ and __________ so long as such Persons maintain a rating on the Notes; and if any of ___________ and ___________ no longer maintains a rating on the Notes, such other nationally recognized statistical rating organization engaged by the Depositor.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given 10 days (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof by GM Financial and that such Rating Agency has not notified the Depositor, the Servicer, the Indenture Trustee, the Issuer Owner Trustee or the Issuer in writing that such action will result in a reduction or withdrawal of the then current rating of any Class of Notes.

“Redemption Date” means in the case of a redemption of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by the Administrator or the Issuer pursuant to Section 10.1 of the Indenture.

“Redemption Price” means in connection with a redemption of the Notes pursuant to Section 10.1 of the Indenture, an amount equal to the sum of the Note Principal Balance plus accrued and unpaid interest thereon to and excluding the Redemption Date.

“Regulation AB” means Subpart 229.1100- Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (Asset-Backed Securities, Securities Act Release No. 33-8518.70 Fed. Reg. 1,506,1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (September 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

[“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.]

“Representatives” means __________, __________, __________ and __________, in each case, as a representative of the underwriters set forth in the Underwriting Agreement.

“Repurchase Payment” means, with respect to any 20__-_ Lease Agreement that is to be purchased by the Servicer pursuant to Section 2.6 of the Basic Servicing Agreement or reallocated from the 20__-_ Designated Pool to the Lending Facility Pool in accordance with the

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20__-_ Servicing Supplement due to the breach of any representation, warranty or covenant under the 20__-_ Servicing Supplement, the difference of (i) the Securitization Value of such 20__-_ Lease Agreement as of the end of the Collection Period in which (a) the cure period ended with respect to Section 2.6(b) of the Basic Servicing Agreement or Section 2.5 of the 20__-_ Servicing Supplement, as applicable or (b) the Servicer discovers or receives notice of such change with respect to Section 2.6(c) of the Basic Servicing Agreement, minus (ii) any Monthly Payments received by the Servicer from the related Lessee as of the date of purchase or reallocation by the Servicer that were not yet due from the Lessee as of such date.

“Required Noteholders” means Holders of Outstanding Notes evidencing more than 66 2/3% of the principal balance of the most senior Class of Notes Outstanding.

“Required Pro Forma Note Balance” means, for any Payment Date, [(1) on or prior to the payment in full of the Class A-2 Notes, a dollar amount equal to the difference of (a) the Aggregate Securitization Value as of the end of the related Collection Period, minus (b) __% of the Aggregate Securitization Value as of the Cutoff Date, and (2) after the payment date on which the Class A-2 Notes have been paid in full, a dollar amount equal to the difference of (x) the Aggregate Securitization Value as of the end of the related Collection Period, minus (y) __% of the Aggregate Securitization Value as of the Cutoff Date provided that, if no Class A-2-B Notes are issued, the “Required Pro Forma Note Balance” will mean, for any payment date, a dollar amount equal to the difference of (i) the Aggregate Securitization Value at the close of business on the last day of the related Collection Period minus (ii) __% of the initial Aggregate Securitization Value][a dollar amount equal to the difference of (i) the Aggregate Securitization Value as of the end of the related Collection Period, minus (ii) __% of the Aggregate Securitization Value as of the Cutoff Date; provided, that, if the resulting value is less than $0, the “Required Pro Forma Note Balance” will be deemed to equal $0].

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 2.3(d) of the 20__-_ Servicing Supplement.

“Reserve Account Required Amount” means, with respect to any Payment Date, the lesser of (i) the excess of (A) the Specified Reserve Balance, over (B) the amount on deposit in the Reserve Account on such Payment Date, after taking into account the amount of any Reserve Account Withdrawal Amount on such Payment Date, and (ii) the amount remaining in the Indenture Collections Account after taking into account the distributions therefrom described in clauses (i) through (__) of Section 8.3(a) of the Indenture.

“Reserve Account Redemption Date” means the first Payment Date on which the sum of (i) Available Funds for such Payment Date, plus (ii) the amount on deposit in the Reserve Account immediately prior to such Payment Date, is greater than the sum of all amounts due on that Payment Date pursuant to clauses (i) through (__) and clause (__) of Section 8.3(a) of the Indenture (calculated assuming the total outstanding principal amount of each Class of Notes then Outstanding is due and payable pursuant to the definition of Noteholders’ Principal Distributable Amount).

“Reserve Account Withdrawal Amount” means, with respect to any Payment Date, the lesser of (x) any shortfall in the amount of Available Funds available to pay the amounts

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specified in clauses (i) through (__) of Section 8.3 of the Indenture (taking into account application of Available Funds to the priority of payments specified in Section 8.3 of the Indenture and ignoring any provision thereof which otherwise limits the amounts described in such clauses to the amount of funds available)[; provided, that the amount calculated pursuant to this clause (x) shall be reduced by the amount of any such shortfall that would be payable to GM Financial or any Affiliate thereof] and (y) the amount on deposit in the Reserve Account on such Payment Date prior to application of amounts on deposit therein pursuant to Section 8.3 of the Indenture; provided, that on the Reserve Account Redemption Date the Reserve Account Withdrawal Amount will equal the entire amount on deposit in the Reserve Account.

“Retained Interest” has the meaning set forth in Section 3.17 of the 20__-_ Servicing Supplement.

[“Revolving Account” has the meaning set forth in Section 2.3(f) of the 20__-_ Servicing Supplement.]

[“Revolving Period” means the period commencing on the 20__-_ Closing Date and ending on the earlier of (i) the Payment Date occurring in __________, 20__ or (ii) the date on which an Early Amortization Event occurs (prior to taking into consideration any distributions on that date, if such date is a Payment Date).]

“S&P” means S&P Global Ratings, or its successor.

“Schedule of 20__-_ Lease Agreements and 20__-_ Leased Vehicles” means [the schedule of Lease Agreements and Leased Vehicles leased under those Lease Agreements attached as Schedule A to the 20__-_ Exchange Note Supplement]/[each schedule of Lease Agreements and Leased Vehicles leased under those Lease Agreements delivered from time to time by the Servicer to the Indenture Trustee as an attachment to an Allocation Notice delivered pursuant to Section ___ of the 20__-_ Servicing Supplement], which shall set forth certain information with respect to each 20__-_ Lease Agreement as of the [applicable] Cutoff Date.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning set forth in Section 2.3[(g)]/[(h)]/[(i)]/[(j)] of the 20__-_ Servicing Supplement.

“Securitization Value” means, on any date of determination, with respect to any 20__-_ Lease Agreement that is not a Defaulted Lease, a Liquidated Lease, a Terminated Lease or a Matured Lease, the sum of: (i) the present values, as of the last day of the immediately preceding Collection Period, of each remaining Monthly Payment due under such 20__-_ Lease Agreement as of such day, discounted from the last day of the Collection Period in which such Monthly Payment is due (or, in the case of a delinquent Monthly Payment, from the last day of the Collection Period in which the next Monthly Payment is due) to such day, at a rate equal to the Discount Rate applicable on such date of determination with respect to such 20__-_ Lease Agreement, in each case, computed on the basis of the assumption that each Collection Period is thirty (30) days, plus (ii) the present value of the Base Residual Value with respect to such 20__-

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_ Lease Agreement, as of the last day of the immediately preceding Collection Period, discounted from the last day of the Collection Period in which the Maturity Date with respect to such 20__-_ Lease Agreement is scheduled to occur to such day, at a rate equal to the Discount Rate applicable on such date of determination with respect to such 20__-_ Lease Agreement, in each case, computed on the basis of the assumption that each Collection Period is thirty (30) days. The Securitization Value of a Defaulted Lease will be reduced to zero at the close of business on the last day of the Collection Period in which it becomes a Defaulted Lease; the Securitization Value of a Liquidated Lease will be reduced to zero at the close of business on the last day of the Collection Period in which it becomes a Liquidated Lease; the Securitization Value of a Terminated Lease will be the Base Residual Value from and after the time it becomes a Terminated Lease and prior to the time it becomes a Liquidated Lease; and the Securitization Value of a Matured Lease will be the Base Residual Value from and after the time it becomes a Matured Lease and prior to the time it becomes a Liquidated Lease.

“Servicer Default” has the meaning set forth in Section 2.11(a) of the 20__-_ Servicing Supplement.

“Servicer Report” means the monthly report prepared by the Servicer pursuant to the 20__-_ Servicing Supplement containing the information listed on Exhibit A thereto.

“Servicing Fee Rate” means __% per annum.

“Similar Law” has the meaning specified in Section 2.4 of the Indenture.

[“SOFR” means, for any Interest Accrual Period, the following rate, as determined by the Indenture Trustee:

[(a)

the compounded average of the secured overnight financing rate over a rolling 30-calendar day period, as such rate is published by the Relevant Governmental Body on the Federal Reserve Bank of New York’s Website under “[30-Day Average SOFR]” at 3:00 p.m., New York time, on the related SOFR Determination Date; or

(b)

if the rate described in clause (a) above does not appear on the Federal Reserve Bank of New York’s Website on the related SOFR Determination Date (including due to a discontinuance of such rate), the rate determined in clause (a) above on the first preceding SOFR Determination Date for which such rate was published on the Federal Reserve Bank of New York’s Website under “[30-Day Average SOFR]”, which rate shall remain in effect until (i) the next succeeding SOFR Determination Date for which the rate described in clause (a) above can be determined, if any, or (ii) GM Financial adopts an alternative benchmark rate that aligns with the current market practice for other similar asset-backed floating rate notes; provided, that the Indenture Trustee will have no obligation to determine such alternative benchmark rate.]

[(a)	the compounded average of the secured overnight financing rate over the related Interest Period, as such rate is published by the Relevant Governmental Body, on

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the Federal Reserve Bank of New York’s Website at 3:00 p.m., New York time, on the SOFR Determination Date;

(b)

if the rate does not appear on the Federal Reserve Bank of New York’s Website, the rate that was published at 3:00 p.m., New York time, on the first preceding SOFR Determination Date for which such rate was published on the Federal Reserve Bank of New York’s Website;] [Note that additional conforming changes may be made in connection with the calculation, determination or reporting which may include a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period.]

[(a)	Term SOFR. Note that additional conforming changes in the transaction documents may be made in connection with the calculation, determination or reporting of Term SOFR.]

[“SOFR Business Day” means a business day determined in accordance with the SOFR publication calendar of the Federal Reserve Bank of New York.]

[“SOFR Determination Date” means, with respect to an Interest Accrual Period, the date that is two (2) SOFR Business Days before the first day of such applicable Interest Accrual Period.]

“Specified Reserve Balance” means [a minimum of] $_______.

“STAMP” has the meaning specified in Section 2.4 of the Indenture.

“State” means any one of the fifty states of the United States of America or the District of Columbia.

[“Swap Account” has the meaning specified in Section 2.3(i) of the 20__-_ Servicing Supplement.]

[“Swap Collateral” has the meaning specified in the granting clause of the 20__-_ Indenture.]

[“Swap Termination Payment” means payments due to the applicable Hedge Provider by the Issuer, including interest that may accrue thereon, under the applicable Hedge Agreement in the form of a swap agreement due to a termination of the applicable Hedge Agreement due to the occurrence of an “event of default” or a “termination event” under the applicable Hedge Agreement.]

“Termination Date” means the date on which the Indenture Trustee shall have received payment and performance of all Obligations.

[“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.]

“Total Available Funds” has the meaning set forth in Section 8.3 of the Indenture.

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“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

“Trust Officer” means in the case of the Indenture Trustee, any Officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Underwriting Agreement” means the Underwriting Agreement, dated as of __________, 20__, as the same may be amended, restated, supplemented or otherwise modified from time to time, among GM Financial, the Depositor and the Representatives.

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EXHIBIT X

ELIGIBLE COLLATERAL ASSETS CRITERIA

(1)   Origination. The 20__-_ Lease Agreement [(a)] was originated in the United States by the Titling Trust or a Dealer in the ordinary course of business and in accordance with GM Financial’s underwriting guidelines for lease agreements, and, in the case of a 20__-_ Lease Agreement originated by a Dealer, pursuant to a Dealer Agreement which allows for recourse to the Dealer in the event of certain defects in the 20__-_ Lease Agreement (but not for a default by the related Lessee), and [(b) was not originated under a master lease contract].

(2)   Good Title. The Titling Trust has good title, or the Servicer has commenced procedures that will result in good title, to each 20__-_ Lease Agreement and each 20__-_ Leased Vehicle, free and clear of any Liens (other than the Liens in favor of the Collateral Agent granted in accordance with the Credit and Security Agreement); and the Collateral Agent has a security interest in each 20__-_ Lease Agreement and the related 20__-_ Leased Vehicle which was validly created and is a perfected, first priority security interest, and is noted as lienholder on the related Certificate of Title; provided, that, with respect to any 20__-_ Lease Agreement and 20__-_ Leased Vehicle originated on or prior to December 31, 2022, a Certificate of Title may list Wells Fargo Bank, N.A. as lienholder on such Certificate of Title provided, further, that Wells Fargo Bank, N.A. has validly assigned the lien to the Collateral Agent; and all transfer and similar taxes imposed in connection with the transfer of such 20__-_ Leased Vehicle have been paid.

(3)   Compliance with Law. Each 20__-_ Lease Agreement complied in all material respects at the time it was originated, and as of the date of the 20__-_ Servicing Supplement will comply in all material respects, with all requirements of federal, State and local laws.

(4)   Necessary Licenses and Approvals. All material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the originator of such 20__-_ Lease Agreement in connection with (a) the origination or acquisition of such 20__-_ Lease Agreement, (b) the execution, delivery and performance of such 20__-_ Lease Agreement by the Titling Trust, and (c) the acquisition of such 20__-_ Lease Agreement and the related 20__-_ Leased Vehicle by the Titling Trust, were duly obtained, effected or given and were in full force and effect as of such date of creation or acquisition.

(5)   Binding Obligation. The 20__-_ Lease Agreement and all related Lease Documents were fully and properly executed by the parties thereto and such 20__-_ Lease Agreement represents the legal, valid and binding full-recourse payment obligation of the related Lessee, enforceable against such Lessee in accordance with its terms, except as enforceability is subject to or limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws affecting the enforcement of creditors’ rights in general or principles of equity (whether considered in a suit at law or in equity).

(6)   No Defenses. The 20__-_ Lease Agreement is not subject, to the best of the Seller’s and Servicer’s knowledge, to any right of rescission, cancellation, setoff, claim,

Ex. X-1

counterclaim or any other defense (including defenses arising out of violations of usury laws) of the related Lessee to payment of the amounts due thereunder, and no such right of rescission, cancellation, setoff, claim, counterclaim or any other defense (including defenses arising out of violations of usury laws) has been asserted or threatened.

(7)    Satisfaction of Obligations. Each of GM Financial, the Titling Trust and, to the best of the Seller’s and Servicer’s knowledge, the Dealer which originated the 20__-_ Lease Agreement, if any, has satisfied all respective obligations required to be fulfilled on its part with respect to such 20__-_ Lease Agreement and the related 20__-_ Leased Vehicle.

(8)    U.S. Dollars. The 20__-_ Lease Agreement is payable solely in Dollars in the United States.

(9)    No Government Obligors. The related Lessee is a Person other than GM Financial, any Affiliate or employee thereof or a Governmental Authority and at the time of origination of the 20__-_ Lease Agreement, based on information provided by the Lessee, the Lessee is located in and has a billing address within the United States or a United States territory.

(10)   No Bankrupt Lessees. As of the Cutoff Date, the related Lessee has not been identified on the records of GM Financial as being the subject of a current bankruptcy proceeding.

(11)   Insurance. The 20__-_ Lease Agreement requires the Lessee thereunder to maintain (a) physical damage and liability insurance covering the related 20__-_ Leased Vehicle, and (b) insurance against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage.

(12)   Security Interest in Financed Vehicle. The related 20__-_ Leased Vehicle is titled in the name of a Titling Trust Permissible Name and the Collateral Agent is listed as the recorded lienholder or recorded holder of a security interest in such 20__-_ Leased Vehicle, or the Servicer has commenced procedures that will result in such 20__-_ Leased Vehicle being titled in the name of a Titling Trust Permissible Name and the Collateral Agent being listed as recorded lienholder or recorded holder of a security interest in such 20__-_ Leased Vehicle; provided, that, with respect to any 20__-_ Lease Agreement and 20__-_ Leased Vehicle originated on or prior to December 31, 2022, a Certificate of Title may list Wells Fargo Bank, N.A. as lienholder on such Certificate of Title provided that Wells Fargo Bank, N.A. has validly assigned the lien to the Collateral Agent.

(13)   Simple Interest. The 20__-_ Lease Agreement is a [closed-end] lease that provides for equal monthly payments by the Lessee, which scheduled payments, if made when due, fully amortize the net capitalized cost of such 20__-_ Lease Agreement to the Contract Residual Value by the end of the Lease Term, based on the related APR.

(14)   Lawful Assignment. The 20__-_ Lease Agreement is fully assignable by the lessor and does not require the consent of the related Lessee or any other Person as a condition to any transfer, sale, assignment or granting of a security interest of the rights thereunder to or by the Titling Trust.

Ex. X-2

(15)   No Material Amendments or Modifications. The 20__-_ Lease Agreement has not been modified in any way except in accordance with the Customary Servicing Practices.

(16)   No Default. As of the Cutoff Date, the 20__-_ Lease Agreement is not a Liquidated Lease, a Defaulted Lease or a Delinquent Lease and, except as permitted in this paragraph, to the best of the Seller’s and Servicer’s knowledge, no default, breach, violation or event permitting acceleration under its terms has occurred; and to the best of the Seller’s and Servicer’s knowledge, no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under its terms has arisen; and GM Financial has not waived, and shall not waive, any of the foregoing.

(17)   Vehicle. The related 20__-_ Leased Vehicle is a car, light truck or utility vehicle [manufactured by General Motors Company or an Affiliate thereof].

(18)   Chattel Paper. The 20__-_ Lease Agreement constitutes “tangible chattel paper” or “electronic chattel paper” within the meaning of the UCC.

(19)   Leases in Force. The 20__-_ Lease Agreement is in full force and effect and, to the best of the Seller’s and the Servicer’s knowledge, has not been satisfied, subordinated, rescinded, cancelled or terminated.

(20)   Schedule of Leases. The 20__-_ Lease Agreement has been identified in the Schedule of 20__-_ Lease Agreements and 20__-_ Leased Vehicles and such Schedule of 20__-_ Lease Agreements and 20__-_ Leased Vehicles is accurate in all material respects and the 20__-_ Lease Agreement has not been allocated to any other Designated Pool.

(21)   Maturity Date. At origination the Maturity Date with respect to the 20__-_ Lease Agreement was not less than __________ (__) months or more than __________ (__) months after the date of origination.

(22)   Securitization Value. As of the 20__-_ Cutoff Date, each 20__-_ Lease Agreement had a Securitization Value not less than $_____ and no more than $_____.

(23)   One Original. With respect to any 20__-_ Lease Agreement that constitutes “electronic chattel paper” under the UCC, (a) a single electronically authenticated authoritative copy (within the meaning of the UCC) of the 20__-_ Lease Agreement is continuously maintained by the Servicer, and (b) the Servicer is able (1) to transfer the electronically authenticated authoritative copy of the related 20__-_ Lease Agreement to a separate electronic vault at the related econtracting facilitator that is controlled by the applicable Successor Servicer or to an electronic vault at the applicable Successor Servicer, or (2) to export the electronically authenticated authoritative copy from the electronic vault and deliver a physical copy of the exported 20__-_ Lease Agreement to the successor Servicer.

Ex. X-3